Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 31, 2020 (this “Amendment”), is entered into among MATSON, INC., a Hawaii corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as Agent, Swing Line Lender and L/C Issuer, and FIRST HAWAIIAN BANK, as L/C Issuer.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS

A.The Borrower, the Lenders and the Agent entered into that certain Amended and Restated Credit Agreement dated as of June 29, 2017 (as amended or modified from time to time, the “Credit Agreement”).

B.The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1. Amendments. The Credit Agreement is hereby amended as follows:

(a) The reference to “MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED” on the cover page of the Credit Agreement is hereby replaced with “BOFA SECURITIES, INC.”

(b) The following definitions appearing in Section 1.01 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

“Applicable Rate” means with respect to the commitment fee payable pursuant to Section 2.09(a), Eurodollar Loans, Base Rate Loans and the Letter of Credit Fee, from time to time, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth below:

Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee	Eurodollar Loans	Base Rate Loans	Letter of Credit Fee
1	< 2. 50 to 1.0	0.25%	1.75%	0.75%	1.75%
2	> 2.50 to 1.0 but < 3.00 to 1.0	0.30%	2.00%	1.00%	2.00%
3	> 3.00 to 1.0 but < 3.50 to 1.0	0.35%	2.50%	1.50%	2.50%
4	> 3.50 to 1.0 but < 4.00 to 1.0	0.45%	2.75%	1.75%	2.75%
5	> 4.00 to 1.0 but < 4.75 to 1.0	0.50%	3.00%	2.00%	3.00%
6	> 4.75 to 1.0	0.55%	3.50%	2.50%	3.50%

The Applicable Rate in effect on the First Amendment Effective Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c) for the fiscal quarter ending March 31, 2020 shall initially be Pricing Level 4.  Thereafter, the Applicable Rate shall be determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 6.01(c).  Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c);  provided,  however, that if such Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered in accordance with Section 6.01(c), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate.

“Arranger”  means BofA Securities, Inc., in its capacity as a joint lead arranger and joint bookrunner.

“Bail-In Action”  means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Eurodollar Rate” means:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m.,

London time, two (2) London Banking Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided that  (i) to the extent a comparable or successor rate is approved by the Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied as otherwise reasonably determined by the Agent and (ii) the Eurodollar Rate shall be less than 0.75%, such rate shall be deemed 0.75% for purposes of this Agreement.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(c) The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“First Amendment Effective Date” means March 31, 2020.

“First Title XI Financing” has the meaning specified in Section 7.11.

“Leverage Relief Period” means the period from and including March 31, 2020 through and including December 30, 2021.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Second Title XI Financing” has the meaning specified in Section 7.11.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom

Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(d) The following definitions in Section 1.01 of the Credit Agreement are hereby deleted: (i) “Applicable Relief Period,” (ii) “Applicable Relief Period Notice,” and “Qualifying Ship.”

(e) A new Section 1.02(e) is hereby added to the Credit Agreement to read as follows:

(e)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(f) Section 2.12(f) of the Credit Agreement is hereby deleted.

(g) The following sentence is hereby added to the end of Section 5.17 of the Credit Agreement to read as follows:

As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(h) Section 5.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

5.18  No Affected Financial Institution. No Loan Party is an Affected Financial Institution.

(i) A new Section 6.12 is hereby added to the Credit Agreement to read as follows:

6.12  KYC Information.  Promptly following any request therefor, the Borrower will provide information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and any change in its status as exempt from the reporting requirements of the Beneficial Ownership Regulation and, if applicable, deliver to the Agent or directly to the applicable Lender any additional information (including a Beneficial Ownership Certification) necessary in order to comply with the Beneficial Ownership Regulation.

(j) A new Section 6.13 is hereby added to the Credit Agreement to read as follows:

6.13  Most-Favored Lender.  If the Borrower shall at any time on or after the First Amendment Effective Date enter into any modification, amendment or restatement of any Note Purchase Agreement in any manner which (a) has added or subsequently adds additional financial or negative covenants or events of default for the benefit of the holders of the notes issued pursuant to such Note Purchase Agreement or (b) has made or subsequently makes the financial or negative covenants and/or events of default set forth therein more restrictive on the Borrower or any Subsidiary than the covenants and/or events of default contained in this Agreement, then such more restrictive financial or negative covenants, events of default and any related definitions (the “Additional Provisions”) shall automatically be deemed to be incorporated into this Agreement by reference and this Agreement shall be deemed to be amended to include such Additional Provisions from the time any such modification, amendment or restatement of such Note Purchase Agreement becomes binding upon the Borrower.  Promptly but in no event more than five (5) Business Days following the execution of any agreement providing for Additional Provisions, the Borrower shall furnish the Agent with a copy of such agreement. Upon written request of the Required Lenders, the Borrower will enter into an amendment to this Agreement pursuant to which this Agreement will be formally amended to incorporate the Additional Provisions on the terms set forth herein.

(k) Section 7.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)Maximum Consolidated Leverage Ratio.  The Borrower shall not permit the Consolidated Leverage Ratio as of the end of each fiscal quarter of the Borrower set forth below to exceed the ratio set forth below corresponding to such fiscal quarter:

Year	March 31	June 30	September 30	December 31
2020	4.00 to 1.0	4.50 to 1.0	4.75 to 1.0	5.00 to 1.0
2021	5.00 to 1.0	4.75 to 1.0	4.25 to 1.0	3.25 to 1.0
2022	3.25 to 1.0	N/A	N/A	N/A

(l) New Sections 7.11 and 7.12 are hereby added to the Credit Agreement to read as follows:

7.11Leverage Relief Period Covenants.

Notwithstanding anything to the contrary in the other provisions of this Agreement (and subject to compliance with all other provisions of this Agreement), the Borrower covenants that, during the Leverage Relief Period, it will not and will not permit any Subsidiary to:

(i)  redeem, purchase or otherwise acquire, directly or indirectly, any shares of the Borrower’s stock, except (A) for shares surrendered to the Borrower in connection with the net exercise of a stock option, (B) for shares withheld by the Borrower for tax withholding upon vesting of any Borrower restricted stock units or vested performance shares under any of the Borrower’s employee benefit plans, or (C) pursuant to the restrictions contained in the Borrower’s articles of incorporation to preserve the Borrower’s status under the Jones Act;

(ii) incur or permit to exist any Priority Debt that is not outstanding as of March 31, 2020, other than (1) a Title XI Debt financing in an aggregate principal amount not to exceed $189,000,000 and anticipated to close in April 2020 (regardless of when such transaction actually closes) (the “First Title XI Financing”), (2) a Title XI Debt financing in an aggregate principal amount not to exceed $142,000,000 and anticipated to close in June 2020 (regardless of when such transaction actually closes) (the “Second Title XI Financing”) and (3) Priority Debt incurred by Foreign Subsidiaries in an aggregate principal amount not to exceed $2,000,000 outstanding at any time;

(iii) enter into any sale and leaseback transactions;

(iv) sell, lease or transfer or otherwise dispose of any Capital Asset to any Person in one or more such dispositions described in clause (c) (but not clauses (a) or (b)) of Section 7.05 if the total value of all such dispositions during the Leverage Relief Period exceeds $100,000,000.

7.12Prohibition on Additional Priority Debt.

Notwithstanding anything to the contrary in the other provisions of this Agreement, the Borrower covenants that it will not and will not permit any Subsidiary to incur any Priority Debt prior to December 21, 2027 other than the (1) First Title XI Financing ,(2) the Second Title XI Financing and (3)  Priority Debt incurred by Foreign Subsidiaries in an aggregate principal amount not to exceed $2,000,000.

(m) Section 10.17 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

10.17Electronic Execution of Assignments and Certain Other Documents.

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  The Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on the Borrower and each of the other Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication

may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(n) A new Section 9.10 is hereby added to the Credit Agreement to read as follows:

9.10Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such

Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(o) Section 10.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

10.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(p) A new Section 10.20 is hereby added to the Credit Agreement to read as follows:

10.20.  Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

2. Effectiveness; Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a) Receipt by the Agent of this Amendment duly executed by the Loan Parties and the Required Lenders;

(b) Receipt by the Agent of (i) a certificate of a Responsible Officer of each Loan Party, in form and substance satisfactory to the Agent attaching a certified copy of resolutions of the Loan Parties approving and adopting this Amendment and authorizing the execution and delivery of this Amendment and (ii) such incumbency certificates and such other documents and certifications as the Agent may reasonably require to evidence that the Loan Parties are in good standing in their jurisdiction of incorporation;

(c) Receipt by the Agent of favorable opinions of Gibson, Dunn & Crutcher LLP and Goodsill Anderson Quinn & Stifel, addressed to the Agent and each Lender, as to such matters concerning the Loan Parties and this Amendment as the Lenders may reasonably request;

(d) Receipt by the Agent of copies of amendments to the Note Purchase Agreements in form and substance reasonably satisfactory to the Agent;

(e) Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act;

(f) If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to it;

(g) Payment by the Loan Parties to the Agent and the Arranger, all fees due and payable to the Agent, the Lenders and the Arranger on the date hereof; and

(h) Payment by the Loan Parties of the reasonable and documented out-of-pocket costs and expenses of the Agent relating to this Amendment, including without limitation, the fees and expenses of Moore & Van Allen PLLC.

3. Ratification of Credit Agreement.  Each of the Borrower and the Guarantors acknowledges and consents to the terms set forth herein and reaffirms its obligations under the Loan Documents, as amended hereby.  This Amendment is a Loan Document.

4. Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and the Credit Agreement, as amended hereby, constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms.

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, or, if such consent is required, it has been obtained.

(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

5. Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or material adverse effect, it shall be true and correct in all respects as drafted) as of such earlier date,and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default.

6. Counterparts/Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy or pdf shall be effective as an original.

7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF,  the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:                             MATSON, INC.,

a Hawaii corporation

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board and Chief Executive Officer

By: /s/ Joel M. Wine

Name:  Joel M. Wine

Title:    Senior Vice President and Chief Financial Officer

GUARANTORS:                        MATSON NAVIGATION COMPANY, INC.,

a Hawaii corporation

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board and Chief Executive Officer

MATSON LOGISTICS, INC.,

a Hawaii corporation

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board

MATSON VENTURES, INC.,

a Hawaii corporation

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board and President

MATSON ALASKA, INC.,

a Hawaii corporation

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board, President and Chief Executive Officer

HORIZON LINES HOLDING CORP.,

a Delaware corporation

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board, President and Chief Executive Officer

HORIZON LINES, LLC,

a Delaware limited liability company

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board, President and Chief Executive Officer

MATSON NAVIGATION COMPANY OF ALASKA, LLC,

a Delaware limited liability company

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board, President and Chief Executive Officer

HORIZON LINES MERCHANT VESSELS, LLC,

a Delaware limited liability company

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board, President and Chief Executive Officer

HORIZON LINES ALASKA VESSELS, LLC,

a Delaware limited liability company

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board, President and Chief Executive Officer

SPAN INTERMEDIATE, LLC,

a Delaware limited liability company

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board

SPAN ACQUISITION CO., LLC,

a Delaware limited liability company

By: /s/ Matthew J. Cox

Name:  Matthew J. Cox

Title:    Chairman of the Board

AGENT:                                     BANK OF AMERICA, N.A.,

as Agent

By: /s/ Daryl K. Hogge

Name:  Daryl K. Hogge

Title:    Senior Vice President

LENDERS:                                 BANK OF AMERICA, N.A.,

as Lender, L/C Issuer and Swing Line Lender

By: /s/ Daryl K. Hogge

Name:  Daryl K. Hogge

Title:    Senior Vice President

FIRST HAWAIIAN BANK,

as a Lender and L/C Issuer

By: /s/ Hanul Vera Abraham

Name:  Hanul Vera Abraham

Title:    Vice President

TRUIST BANK formerly known as BRANCH BANKING AND TRUST COMPANY,

as a Lender

By: /s/ Brett Ross

Name:  Brett Ross

Title:    Director

JPMORGAN CHASE BANK, N.A.,

as a Lender

By: /s/ Kenneth Wong

Name:  Kenneth Wong

Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Jennifer L. Shafer

Name:  Jennifer L. Shafer

Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Andrew Beckman

Name:  Andrew Beckman

Title:    Senior Vice President

AMERICAN SAVINGS BANK, F.S.B.,

as a Lender

By: /s/ Edward Chin

Name:  Edward CHIN

Title:    First Vice President

BANK OF HAWAII,

as a Lender

By: /s/ Ryan Kitamura

Name:  Ryan Kitamura

Title:    Vice President

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Tad L. Stainbrook

Name:  Tad L. Stainbrook

Title:    Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Kevin Valenta

Name:  Kevin Valenta

Title:    Vice President

CENTRAL PACIFIC BANK,

as a Lender

By: /s/ John Taira

Name:  John Taira

Title:    SVP